EXHIBIT 99.1

00

COLUMBIA BANKING SYSTEM, INC. REPORTS FIRST QUARTER 2025 RESULTS
$87 million	$140 million	$0.41	$0.67
Net income	Operating net income [1]	Earnings per diluted common share	Operating earnings per diluted common share [1]
0

CEO Commentary
“Our consistent, repeatable performance in 2024 carried through to the first quarter of 2025,” said Clint Stein, President and CEO. “Although the global environment is rife with uncertainty, our operations remain steadfast. Our consistent approach to banking is a key contributor to Columbia's success through business and credit cycles, and our teams' dedication to fostering strong customer relationships serves as the cornerstone of our ability to thrive during historically volatile periods. Customer deposits increased notably during the first quarter, despite anticipated seasonal balance declines, highlighting the success of small business campaigns and our bankers' ability to win new relationships as we deploy our Business Bank of Choice strategy through our eight-state western footprint. Our announced acquisition of Pacific Premier Bancorp accelerates our expansion in Southern California by approximately a decade, advancing our opportunities and enhancing long-term shareholder value.”
–Clint Stein, President and CEO of Columbia Banking System, Inc.

1Q25 HIGHLIGHTS (COMPARED TO 4Q24)

Net Interest Income and NIM	•Net interest income decreased by $12 million from the prior quarter, largely due to lower accretion income from the investment securities portfolio.
•Net interest margin was 3.60%, down 4 basis points from the prior quarter, as lower earning asset yields were not fully offset by lower funding costs. Lower accretion income contributed to a decline in the yield on investment securities.

Non-Interest Income and Expense
•Non-interest income increased by $17 million due to the quarterly fluctuation in cumulative fair value accounting and hedges, which drove $15 million of the change. Income was also higher due to a loss on loan sales in the fourth quarter that did not repeat.

•Non-interest expense increased by $74 million primarily due to a legal settlement and severance expense, as well as seasonally higher payroll taxes.

Credit Quality
•Net charge-offs were 0.32% of average loans and leases (annualized), compared to 0.27% in the prior quarter. The increase reflects the partial charge-off of a loan with a previously established reserve.

•Provision expense of $27 million compares to $28 million in the prior quarter.
•Non-performing assets to total assets was 0.35%, compared to 0.33% as of December 31, 2024.

Capital	•Estimated total risk-based capital ratio of 12.8% and estimated common equity tier 1 risk-based capital ratio of 10.6%.
•Declared a quarterly cash dividend of $0.36 per common share on February 14, 2025, which was paid March 17, 2025.

Notable Items
•Executed a successful small business and retail campaign using bundled solutions for customers without promotional pricing. The first quarter's campaign brought $425 million in new deposits to the bank.

•Opened our first branch location in Colorado, supporting our commercial, wealth, trust, retail business, and healthcare banking teams already serving customers in the market.
•We will host a conference call on April 23, 2025 to discuss our financial results and announced acquisition of Pacific Premier Bancorp, replacing the call previously scheduled for April 24, 2025.

1Q25 KEY FINANCIAL DATA

PERFORMANCE METRICS		1Q25		4Q24		1Q24
Return on average assets		0.68%		1.10%		0.96%
Return on average common equity		6.73%		10.91%		10.01%
Return on average tangible common equity [1]		9.45%		15.41%		14.82%
Operating return on average assets [1]		1.10%		1.15%		1.04%
Operating return on average common equity [1]		10.87%		11.40%		10.89%
Operating return on average tangible common equity [1]		15.26%		16.11%		16.12%
Net interest margin		3.60%		3.64%		3.52%
Efficiency ratio		69.06%		54.61%		60.57%
Operating efficiency ratio, as adjusted [1]		55.11%		52.51%		56.97%

INCOME STATEMENT ($ in 000s, excl. per share data)		1Q25		4Q24		1Q24
Net interest income		$424,995		$437,373		$423,362
Provision for credit losses		$27,403		$28,199		$17,136
Non-interest income		$66,377		$49,747		$50,357
Non-interest expense		$340,122		$266,576		$287,516
Pre-provision net revenue [1]		$151,250		$220,544		$186,203
Operating pre-provision net revenue [1]		$211,833		$229,178		$200,683
Earnings per common share - diluted		$0.41		$0.68		$0.59
Operating earnings per common share - diluted [1]		$0.67		$0.71		$0.65
Dividends paid per share		$0.36		$0.36		$0.36

BALANCE SHEET		1Q25		4Q24		1Q24
Total assets	$51.5	B	$51.6	B	$52.2	B
Loans and leases	$37.6	B	$37.7	B	$37.6	B
Deposits	$42.2	B	$41.7	B	$41.7	B
Book value per common share		$24.93		$24.43		$23.68
Tangible book value per share [1]		$17.86		$17.20		$16.03
Investor Contact
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4100, jacquebohlen@umpquabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Organizational Update
Columbia Banking System, Inc. ("Columbia," the "Company," "we," or "our"), the parent company of Umpqua Bank, and Pacific Premier Bancorp, Inc. ("Pacific Premier") (Nasdaq: PPBI), the parent company of Pacific Premier Bank, National Association, jointly announced in a separate press release on April 23, 2025 that they have entered into a definitive merger agreement, pursuant to which Columbia will acquire Pacific Premier in an all-stock transaction. The combined company will have approximately $70 billion in assets and will be a market leader in the largest banking markets within the Western U.S. The acquisition, which is anticipated to close in the second half of 2025, is projected to deliver mid-teens earnings-per-share accretion and enhance scale in key market areas, including Southern California. Columbia and Pacific Premier will hold a joint conference call to discuss this announcement, and details are available in the "Earnings Presentation and Conference Call" section of this press release.

During the first quarter, Columbia opened a branch location in Denver, Colorado. Our first retail office in Colorado supports our commercial, wealth, trust, retail business, and healthcare banking teams already serving customers in the market. We continue to make progress on our plans to open additional branches in the coming months in support of our customers and bankers.

Net Interest Income
Net interest income was $425 million for the first quarter of 2025, down $12 million from the prior quarter. The decrease reflects lower interest income that was only partially offset by lower funding costs, due in part to the reductions in the federal funds rate that occurred in November and December. Lower accretion income, primarily related to investment securities income, accounted for the majority of the decline in net interest income.

Columbia's net interest margin was 3.60% for the first quarter of 2025, down 4 basis points from the fourth quarter of 2024. Lower earning asset yields were only partially offset by lower funding costs. Lower accretion income contributed to a decline in the yield on investment securities. The cost of interest-bearing deposits decreased 14 basis points from the prior quarter to 2.52% for the first quarter of 2025, which compares to 2.51% for the month of March and 2.50% as of March 31, 2025. Columbia's cost of interest-bearing liabilities decreased 18 basis points from the prior quarter to 2.80% for the first quarter of 2025, which compares to 2.76% for the month of March and 2.74% as of March 31, 2025. Please refer to the Q1 2025 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information as well as to our non-GAAP disclosures in this press release for the impact of purchase accounting accretion and amortization on individual line items.

Non-interest Income
Non-interest income was $66 million for the first quarter of 2025, up $17 million from the prior quarter. The increase was driven by quarterly changes in fair value adjustments and mortgage servicing rights ("MSR") hedging activity, due to interest rate fluctuations during the quarter, collectively resulting in a net fair value gain of $9 million in the first quarter compared to a net fair value loss of $6 million in the fourth quarter, as detailed in our non-GAAP disclosures. Excluding these items, non-interest income was up $2 million2 between periods, due primarily to a $2 million loss on the sale of loans in the fourth quarter that did not repeat in the first quarter. Other changes include a slower level of customer activity that is typical for the first quarter.

Non-interest Expense
Non-interest expense was $340 million for the first quarter of 2025, up $74 million from the prior quarter. The quarter included a $55 million accrual related to a legal settlement, as previously disclosed, and $15 million in severance expense. Excluding the legal settlement, exit and disposal costs, and merger and restructuring expense, which includes the severance expense, non-interest expense was $270 million2, up $7 million from the prior quarter, due primarily to higher payroll taxes and elevated legal expense separate from the legal settlement. Please refer to the Q1 2025 Earnings Presentation for additional expense details.

Balance Sheet
Total consolidated assets were $51.5 billion as of March 31, 2025, down slightly from $51.6 billion as of December 31, 2024. Cash and cash equivalents were $2.1 billion as of March 31, 2025, up from $1.9 billion as of December 31, 2024. Including secured off-balance sheet lines of credit, total available liquidity was $19.0 billion as of March 31, 2025, representing 37% of total assets, 45% of total deposits, and 131% of uninsured deposits. Available-for-sale securities, which are held on balance sheet at fair value, were $8.2 billion as of March 31, 2025, a decrease of $46 million relative to December 31, 2024, as paydowns slightly offset an increase in the fair value of the portfolio. Please refer to the Q1 2025 Earnings Presentation for additional details related to our securities portfolio and liquidity position.

2 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Gross loans and leases were $37.6 billion as of March 31, 2025, a decrease of $65 million relative to December 31, 2024. "Loan payoffs and a slower pace of origination volume contributed to a slight portfolio contraction in the quarter," commented Tory Nixon, President of Umpqua Bank. "Our teams remain focused on relationship-driven loan volume, which expands our deposit and core fee income generation opportunities as we deliver needs-based solutions to our customers and prospects." Please refer to the Q1 2025 Earnings Presentation for additional details related to our loan portfolio, which include underwriting characteristics, the composition of our commercial portfolios, and disclosure related to our office portfolio.

Total deposits were $42.2 billion as of March 31, 2025, an increase of $497 million relative to December 31, 2024, as customer deposits increased $440 million during the quarter. "We experienced strong customer deposit growth in March, following anticipated seasonal balance declines earlier in the quarter," stated Mr. Nixon. "Our small business campaigns continue to bring new business to the bank, complementing our success with middle-market and corporate customers." Customer deposit growth was used to help pay down $550 million in FHLB Advances during the first quarter. Please refer to the Q1 2025 Earnings Presentation for additional details related to deposit characteristics and flows.

Credit Quality
The allowance for credit losses was $439 million, or 1.17% of loans and leases, as of March 31, 2025, compared to $441 million, or 1.17% of loans and leases, as of December 31, 2024. The provision for credit losses was $27 million for the first quarter of 2025, and reflects credit migration trends, charge-off activity, and changes in the economic forecasts used in credit models.

Net charge-offs were 0.32% of average loans and leases (annualized) for the first quarter of 2025, compared to 0.27% for the fourth quarter of 2025. Net charge-offs in the FinPac portfolio were $17 million in the first quarter, down from $19 million in the fourth quarter as improvement continues within the transportation sector of the portfolio. Net charge-offs excluding the FinPac portfolio were $13 million in the first quarter, compared to $6 million in the fourth quarter. The increase reflects the partial charge-off of a loan with a previously established reserve. Non-performing assets were $178 million, or 0.35% of total assets, as of March 31, 2025, compared to $170 million, or 0.33% of total assets, as of December 31, 2024. Please refer to the Q1 2025 Earnings Presentation for additional details related to the allowance for credit losses and other credit trends.

Capital
Columbia's book value per common share was $24.93 as of March 31, 2025, compared to $24.43 as of December 31, 2024. The increase primarily reflects a change in accumulated other comprehensive (loss) income ("AOCI") to $(358) million at March 31, 2025, compared to $(462) million at the prior quarter-end. The change in AOCI is due primarily to a decrease in the tax-effected net unrealized loss on available-for-sale securities to $337 million as of March 31, 2025, compared to $434 million as of December 31, 2024. Tangible book value per common share3 was $17.86 as of March 31, 2025, compared to $17.20 as of December 31, 2024.

Columbia's estimated total risk-based capital ratio was 12.8%, and its estimated common equity tier 1 risk-based capital ratio was 10.6% as of March 31, 2025, compared to 12.8% and 10.5%, respectively, as of December 31, 2024. Columbia remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of March 31, 2025 are estimates, pending completion and filing of Columbia's regulatory reports.

3 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Earnings Presentation and Conference Call Information
Columbia's Q1 2025 Earnings Presentation provides additional disclosure. A copy will be available on our investor relations page: www.columbiabankingsystem.com.

Columbia and Pacific Premier will hold a joint conference call to discuss the definitive merger agreement on April 23, 2025 at 3:00 p.m. PT (6:00 p.m. ET). During the call, Columbia's management team will also discuss its first quarter 2025 financial results, replacing the call previously scheduled for April 24, 2025.

Participants may join the audiocast or register for the call using the link below to receive dial-in details and their own unique PINs. It is recommended you join 10 minutes prior to the start time.

Join the audiocast: https://edge.media-server.com/mmc/p/ruitqcd6/
Register for the call: https://register-conf.media-server.com/register/BIf5345fce534d4cddaaa08c0ab8dc548b
Access the replay through Columbia's investor relations page: https://www.columbiabankingsystem.com/news-market-data/event-calendar/default.aspx

About Columbia Banking System, Inc.
Columbia (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Umpqua Bank, an award-winning western U.S. regional bank based in Lake Oswego, Oregon. Umpqua Bank is the largest bank headquartered in the Northwest and one of the largest banks headquartered in the West with locations in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah, and Washington. With over $50 billion of assets, Umpqua Bank combines the resources, sophistication, and expertise of a national bank with a commitment to deliver superior, personalized service. The bank supports consumers and businesses through a full suite of services, including retail and commercial banking; Small Business Administration lending; institutional and corporate banking; and equipment leasing. Umpqua Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Advisors and Columbia Trust Company, a division of Umpqua Bank. Learn more at www.columbiabankingsystem.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued or renewed inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; the impact of proposed or imposed tariffs by the U.S. government and retaliatory tariffs proposed or imposed by U.S. trading partners that could have an adverse impact on customers; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; potential adverse reactions or changes to business or employee relationships; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions.

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Quarter Ended					% Change
($ in thousands, except per share data)	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$552,562	$572,843	$588,603	$583,874	$575,044	(4)%	(4)%
Interest and dividends on investments:
Taxable	68,688	75,254	76,074	78,828	75,017	(9)%	(8)%
Exempt from federal income tax	6,807	6,852	6,855	6,904	6,904	(1)%	(1)%
Dividends	2,792	2,678	2,681	2,895	3,707	4%	(25)%
Temporary investments and interest bearing deposits	16,394	18,956	24,683	23,035	23,553	(14)%	(30)%
Total interest income	647,243	676,583	698,896	695,536	684,225	(4)%	(5)%
Interest expense:
Deposits	176,634	189,037	208,027	207,307	198,435	(7)%	(11)%
Securities sold under agreement to repurchase and federal funds purchased	974	971	1,121	1,515	1,266	—%	(23)%
Borrowings	36,074	39,912	49,636	49,418	51,275	(10)%	(30)%
Junior and other subordinated debentures	8,566	9,290	9,894	9,847	9,887	(8)%	(13)%
Total interest expense	222,248	239,210	268,678	268,087	260,863	(7)%	(15)%
Net interest income	424,995	437,373	430,218	427,449	423,362	(3)%	—%
Provision for credit losses	27,403	28,199	28,769	31,820	17,136	(3)%	60%
Non-interest income:
Service charges on deposits	19,301	18,401	18,549	18,503	16,064	5%	20%
Card-based fees	12,571	14,634	14,591	14,681	13,183	(14)%	(5)%
Financial services and trust revenue	5,187	5,265	5,083	5,396	4,464	(1)%	16%
Residential mortgage banking revenue, net	9,334	6,958	6,668	5,848	4,634	34%	101%
Gain (loss) on sale of debt securities, net	4	10	3	(1)	12	(60)%	(67)%
Gain (loss) on equity securities, net	1,702	(1,424)	2,272	325	(1,565)	nm	nm
Gain (loss) on loan and lease sales, net	97	(1,719)	161	(1,516)	221	nm	(56)%
BOLI income	4,883	4,742	4,674	4,705	4,639	3%	5%
Other income (loss)	13,298	2,880	14,158	(3,238)	8,705	362%	53%
Total non-interest income	66,377	49,747	66,159	44,703	50,357	33%	32%
Non-interest expense:
Salaries and employee benefits	145,239	141,958	147,268	145,066	154,538	2%	(6)%
Occupancy and equipment, net	48,170	46,878	45,056	45,147	45,291	3%	6%
Intangible amortization	27,979	29,055	29,055	29,230	32,091	(4)%	(13)%
FDIC assessments	8,022	8,121	9,332	9,664	14,460	(1)%	(45)%
Merger and restructuring expense	14,379	2,230	2,364	14,641	4,478	nm	221%
Other expenses	96,333	38,334	38,283	35,496	36,658	151%	163%
Total non-interest expense	340,122	266,576	271,358	279,244	287,516	28%	18%
Income before provision for income taxes	123,847	192,345	196,250	161,088	169,067	(36)%	(27)%
Provision for income taxes	37,238	49,076	50,068	40,944	44,987	(24)%	(17)%
Net income	$86,609	$143,269	$146,182	$120,144	$124,080	(40)%	(30)%

Weighted average basic shares outstanding	208,800	208,548	208,545	208,498	208,260	—%	—%
Weighted average diluted shares outstanding	210,023	209,889	209,454	209,011	208,956	—%	1%
Earnings per common share – basic	$0.41	$0.69	$0.70	$0.58	$0.60	(41)%	(32)%
Earnings per common share – diluted	$0.41	$0.68	$0.70	$0.57	$0.59	(40)%	(31)%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc.
Consolidated Balance Sheets
(Unaudited)
						% Change
($ in thousands, except per share data)	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$591,265	$496,666	$591,364	$515,263	$440,215	19%	34%
Interest-bearing cash and temporary investments	1,481,441	1,381,589	1,519,658	1,553,568	1,760,902	7%	(16)%
Investment securities:
Equity and other, at fair value	91,580	78,133	79,996	77,221	77,203	17%	19%
Available for sale, at fair value	8,228,805	8,274,615	8,676,807	8,503,000	8,616,545	(1)%	(4)%
Held to maturity, at amortized cost	2,057	2,101	2,159	2,203	2,247	(2)%	(8)%
Loans held for sale	64,747	71,535	66,639	56,310	47,201	(9)%	37%
Loans and leases	37,616,101	37,680,901	37,503,002	37,709,987	37,642,413	—%	—%
Allowance for credit losses on loans and leases	(421,495)	(424,629)	(420,054)	(418,671)	(414,344)	(1)%	2%
Net loans and leases	37,194,606	37,256,272	37,082,948	37,291,316	37,228,069	—%	—%
Restricted equity securities	125,300	150,024	116,274	116,274	116,274	(16)%	8%
Premises and equipment, net	344,926	348,670	338,107	337,842	336,869	(1)%	2%
Operating lease right-of-use assets	106,696	111,227	106,224	108,278	113,833	(4)%	(6)%
Goodwill	1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Other intangible assets, net	456,269	484,248	513,303	542,358	571,588	(6)%	(20)%
Residential mortgage servicing rights, at fair value	105,663	108,358	101,919	110,039	110,444	(2)%	(4)%
Bank-owned life insurance	700,768	693,839	691,160	686,485	682,293	1%	3%
Deferred tax asset, net	311,192	359,425	286,432	361,773	356,031	(13)%	(13)%
Other assets	684,717	730,461	706,375	756,319	735,058	(6)%	(7)%
Total assets	$51,519,266	$51,576,397	$51,908,599	$52,047,483	$52,224,006	—%	(1)%
Liabilities:
Deposits
Non-interest-bearing	$13,413,927	$13,307,905	$13,534,065	$13,481,616	$13,808,554	1%	(3)%
Interest-bearing	28,803,767	28,412,827	27,980,623	28,041,656	27,897,606	1%	3%
Total deposits	42,217,694	41,720,732	41,514,688	41,523,272	41,706,160	1%	1%
Securities sold under agreements to repurchase	192,386	236,627	183,833	197,860	213,573	(19)%	(10)%
Borrowings	2,550,000	3,100,000	3,650,000	3,900,000	3,900,000	(18)%	(35)%
Junior subordinated debentures, at fair value	320,774	330,895	311,896	310,187	309,544	(3)%	4%
Junior and other subordinated debentures, at amortized cost	107,611	107,668	107,725	107,781	107,838	—%	—%
Operating lease liabilities	121,282	125,710	121,298	123,082	129,240	(4)%	(6)%
Other liabilities	771,710	836,541	745,331	908,629	900,406	(8)%	(14)%
Total liabilities	46,281,457	46,458,173	46,634,771	47,070,811	47,266,761	—%	(2)%
Shareholders' equity:
Common stock	5,823,287	5,817,458	5,812,237	5,807,041	5,802,322	—%	—%
Accumulated deficit	(227,006)	(237,254)	(304,525)	(374,687)	(418,946)	(4)%	(46)%
Accumulated other comprehensive loss	(358,472)	(461,980)	(233,884)	(455,682)	(426,131)	(22)%	(16)%
Total shareholders' equity	5,237,809	5,118,224	5,273,828	4,976,672	4,957,245	2%	6%
Total liabilities and shareholders' equity	$51,519,266	$51,576,397	$51,908,599	$52,047,483	$52,224,006	—%	(1)%

Common shares outstanding at period end	210,112	209,536	209,532	209,459	209,370	—%	—%

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Seq. Quarter	Year over Year
Per Common Share Data:
Dividends	$0.36	$0.36	$0.36	$0.36	$0.36	—%	—%
Book value	$24.93	$24.43	$25.17	$23.76	$23.68	2%	5%
Tangible book value (1)	$17.86	$17.20	$17.81	$16.26	$16.03	4%	11%

Performance Ratios:
Efficiency ratio (2)	69.06%	54.61%	54.56%	59.02%	60.57%	14.45	8.49
Non-interest expense to average assets (1)	2.68%	2.06%	2.08%	2.16%	2.22%	0.62	0.46
Return on average assets ("ROAA")	0.68%	1.10%	1.12%	0.93%	0.96%	(0.42)	(0.28)
Pre-provision net revenue ("PPNR") ROAA (1)	1.19%	1.70%	1.72%	1.49%	1.44%	(0.51)	(0.25)
Return on average common equity	6.73%	10.91%	11.36%	9.85%	10.01%	(4.18)	(3.28)
Return on average tangible common equity (1)	9.45%	15.41%	16.34%	14.55%	14.82%	(5.96)	(5.37)

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2)	55.11%	52.51%	53.89%	53.56%	56.97%	2.60	(1.86)
Operating non-interest expense to average assets (1)	2.13%	2.03%	2.05%	2.03%	2.14%	0.10	(0.01)
Operating ROAA (1)	1.10%	1.15%	1.10%	1.08%	1.04%	(0.05)	0.06
Operating PPNR ROAA (1)	1.67%	1.77%	1.69%	1.70%	1.55%	(0.10)	0.12
Operating return on average common equity (1)	10.87%	11.40%	11.15%	11.47%	10.89%	(0.53)	(0.02)
Operating return on average tangible common equity (1)	15.26%	16.11%	16.04%	16.96%	16.12%	(0.85)	(0.86)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	5.92%	6.05%	6.22%	6.20%	6.13%	(0.13)	(0.21)
Yield on earning assets (2)	5.49%	5.63%	5.78%	5.80%	5.69%	(0.14)	(0.20)
Cost of interest bearing deposits	2.52%	2.66%	2.95%	2.97%	2.88%	(0.14)	(0.36)
Cost of interest bearing liabilities	2.80%	2.98%	3.29%	3.31%	3.25%	(0.18)	(0.45)
Cost of total deposits	1.72%	1.80%	1.99%	2.01%	1.92%	(0.08)	(0.20)
Cost of total funding (3)	1.99%	2.09%	2.32%	2.34%	2.27%	(0.10)	(0.28)
Net interest margin (2)	3.60%	3.64%	3.56%	3.56%	3.52%	(0.04)	0.08
Average interest bearing cash / Average interest earning assets	3.13%	3.29%	3.74%	3.51%	3.56%	(0.16)	(0.43)
Average loans and leases / Average interest earning assets	78.93%	78.42%	77.91%	78.27%	77.87%	0.51	1.06
Average loans and leases / Average total deposits	90.36%	89.77%	90.42%	90.61%	90.41%	0.59	(0.05)
Average non-interest bearing deposits / Average total deposits	31.75%	32.45%	32.52%	32.54%	33.29%	(0.70)	(1.54)
Average total deposits / Average total funding (3)	91.86%	91.88%	90.25%	90.15%	90.09%	(0.02)	1.77

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.47%	0.44%	0.44%	0.41%	0.38%	0.03	0.09
Non-performing assets to total assets	0.35%	0.33%	0.32%	0.30%	0.28%	0.02	0.07
Allowance for credit losses to loans and leases	1.17%	1.17%	1.17%	1.16%	1.16%	—	0.01
Total risk-based capital ratio (4)	12.8%	12.8%	12.5%	12.2%	12.0%	—	0.80
Common equity tier 1 risk-based capital ratio (4)	10.6%	10.5%	10.3%	10.0%	9.8%	0.10	0.80
(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = total deposits + total borrowings.
(4) Estimated holding company ratios.

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc.
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$6,179,261	$6,278,154	$6,391,806	$6,407,351	$6,557,768	(2)%	(6)%
Owner occupied term, net	5,303,424	5,270,294	5,210,485	5,230,511	5,231,676	1%	1%
Multifamily, net	5,831,266	5,804,364	5,779,737	5,868,848	5,828,960	—%	—%
Construction & development, net	2,070,732	1,983,213	1,988,923	1,946,693	1,728,652	4%	20%
Residential development, net	252,349	231,647	244,579	269,106	284,117	9%	(11)%
Commercial:
Term, net	5,490,189	5,537,618	5,429,209	5,559,548	5,544,450	(1)%	(1)%
Lines of credit & other, net	2,753,613	2,769,643	2,640,669	2,558,633	2,491,557	(1)%	11%
Leases & equipment finance, net	1,644,052	1,660,835	1,670,427	1,701,943	1,706,759	(1)%	(4)%
Residential:
Mortgage, net	5,878,427	5,933,352	5,944,734	5,992,163	6,128,884	(1)%	(4)%
Home equity loans & lines, net	2,039,061	2,031,653	2,017,336	1,982,786	1,950,421	—%	5%
Consumer & other, net	173,727	180,128	185,097	192,405	189,169	(4)%	(8)%
Total loans and leases, net of deferred fees and costs	$37,616,101	$37,680,901	$37,503,002	$37,709,987	$37,642,413	—%	—%

Loans and leases mix:
Commercial real estate:
Non-owner occupied term, net	16%	17%	17%	17%	17%
Owner occupied term, net	14%	14%	14%	14%	14%
Multifamily, net	15%	15%	15%	15%	15%
Construction & development, net	6%	5%	5%	5%	5%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	15%	15%	15%	15%	15%
Lines of credit & other, net	7%	7%	7%	6%	6%
Leases & equipment finance, net	4%	4%	4%	5%	5%
Residential:
Mortgage, net	16%	16%	16%	16%	16%
Home equity loans & lines, net	5%	5%	5%	5%	5%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc.
Deposit Portfolio Balances and Mix
(Unaudited)
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$13,413,927	$13,307,905	$13,534,065	$13,481,616	$13,808,554	1%	(3)%
Demand, interest bearing	8,494,493	8,475,693	8,444,424	8,195,284	8,095,211	0%	5%
Money market	11,970,785	11,475,055	11,351,066	10,927,813	10,822,498	4%	11%
Savings	2,336,727	2,360,040	2,450,924	2,508,598	2,640,060	(1)%	(11)%
Time	6,001,762	6,102,039	5,734,209	6,409,961	6,339,837	(2)%	(5)%
Total	$42,217,694	$41,720,732	$41,514,688	$41,523,272	$41,706,160	1%	1%

Total core deposits (1)	$38,079,274	$37,487,909	$37,774,870	$37,159,069	$37,436,569	2%	2%

Deposit mix:
Demand, non-interest bearing	32%	32%	33%	33%	34%
Demand, interest bearing	20%	20%	20%	20%	19%
Money market	28%	27%	27%	26%	26%
Savings	6%	6%	6%	6%	6%
Time	14%	15%	14%	15%	15%
Total	100%	100%	100%	100%	100%

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc.
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Seq. Quarter	Year over Year
Non-performing assets: (1)
Loans and leases on non-accrual status:
Commercial real estate, net	$41,910	$39,332	$37,332	$37,584	$39,736	7%	5%
Commercial, net	80,492	57,146	61,464	54,986	58,960	41%	37%
Total loans and leases on non-accrual status	122,402	96,478	98,796	92,570	98,696	27%	24%
Loans and leases past due 90+ days and accruing: (2)
Commercial real estate, net	—	—	136	—	253	nm	(100)%
Commercial, net	75	4,684	6,012	5,778	10,733	(98)%	(99)%
Residential, net (2)	52,392	65,552	59,961	54,525	31,916	(20)%	64%
Consumer & other, net	278	179	317	220	437	55%	(36)%
Total loans and leases past due 90+ days and accruing (2)	52,745	70,415	66,426	60,523	43,339	(25)%	22%
Total non-performing loans and leases (1), (2)	175,147	166,893	165,222	153,093	142,035	5%	23%
Other real estate owned	2,849	2,666	2,395	2,839	1,762	7%	62%
Total non-performing assets (1), (2)	$177,996	$169,559	$167,617	$155,932	$143,797	5%	24%

Loans and leases past due 31-89 days	$158,026	$105,199	$67,310	$85,998	$109,673	50%	44%
Loans and leases past due 31-89 days to total loans and leases	0.42%	0.28%	0.18%	0.23%	0.29%	0.14	0.13
Non-performing loans and leases to total loans and leases (1), (2)	0.47%	0.44%	0.44%	0.41%	0.38%	0.03	0.09
Non-performing assets to total assets (1), (2)	0.35%	0.33%	0.32%	0.30%	0.28%	0.02	0.07
Non-accrual loans and leases to total loan and leases (2)	0.33%	0.26%	0.26%	0.25%	0.26%	0.07	0.07

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Non-accrual and 90+ days past due loans include government guarantees of $66.5 million, $73.6 million, $65.8 million, $64.6 million, and $43.0 million at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, respectively.

(2) Excludes certain mortgage loans guaranteed by GNMA, which Columbia has the unilateral right to repurchase but has not done so, totaling $2.6 million, $2.4 million, $3.7 million, $1.0 million, and $1.6 million at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, respectively.

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$424,629	$420,054	$418,671	$414,344	$440,871	1%	(4)%
Provision for credit losses on loans and leases	26,187	30,230	30,498	34,760	17,476	(13)%	50%
Charge-offs
Commercial real estate, net	(119)	(2,935)	—	(585)	(161)	(96)%	(26)%
Commercial, net	(32,611)	(25,780)	(32,645)	(33,561)	(47,232)	26%	(31)%
Residential, net	(303)	(26)	(936)	(504)	(490)	nm	(38)%
Consumer & other, net	(1,080)	(1,523)	(1,395)	(1,551)	(1,870)	(29)%	(42)%
Total charge-offs	(34,113)	(30,264)	(34,976)	(36,201)	(49,753)	13%	(31)%
Recoveries
Commercial real estate, net	19	3	44	551	358	nm	(95)%
Commercial, net	4,336	4,104	5,258	4,198	4,732	6%	(8)%
Residential, net	98	163	143	411	170	(40)%	(42)%
Consumer & other, net	339	339	416	608	490	0%	(31)%
Total recoveries	4,792	4,609	5,861	5,768	5,750	4%	(17)%
Net (charge-offs) recoveries
Commercial real estate, net	(100)	(2,932)	44	(34)	197	(97)%	(151)%
Commercial, net	(28,275)	(21,676)	(27,387)	(29,363)	(42,500)	30%	(33)%
Residential, net	(205)	137	(793)	(93)	(320)	(250)%	(36)%
Consumer & other, net	(741)	(1,184)	(979)	(943)	(1,380)	(37)%	(46)%
Total net charge-offs	(29,321)	(25,655)	(29,115)	(30,433)	(44,003)	14%	(33)%
Balance, end of period	$421,495	$424,629	$420,054	$418,671	$414,344	(1)%	2%
Reserve for unfunded commitments
Balance, beginning of period	$16,168	$18,199	$19,928	$22,868	$23,208	(11)%	(30)%
Provision (recapture) for credit losses on unfunded commitments	1,216	(2,031)	(1,729)	(2,940)	(340)	nm	nm
Balance, end of period	17,384	16,168	18,199	19,928	22,868	8%	(24)%
Total Allowance for credit losses (ACL)	$438,879	$440,797	$438,253	$438,599	$437,212	0%	—%

Net charge-offs to average loans and leases (annualized)	0.32%	0.27%	0.31%	0.32%	0.47%	0.05	(0.15)
Recoveries to gross charge-offs	14.05%	15.23%	16.76%	15.93%	11.56%	(1.18)	2.49
ACLLL to loans and leases	1.12%	1.13%	1.12%	1.11%	1.10%	(0.01)	0.02
ACL to loans and leases	1.17%	1.17%	1.17%	1.16%	1.16%	—	0.01

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	March 31, 2025			December 31, 2024			March 31, 2024
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$59,223	$935	6.32%	$77,492	$1,230	6.35%	$30,550	$525	6.88%
Loans and leases (1)	37,678,820	551,627	5.92%	37,538,617	571,613	6.05%	37,597,101	574,519	6.13%
Taxable securities	7,690,610	71,480	3.72%	7,850,888	77,932	3.97%	8,081,003	78,724	3.90%
Non-taxable securities (2)	817,392	7,910	3.87%	831,021	7,903	3.80%	851,342	7,886	3.71%
Temporary investments and interest-bearing cash	1,493,815	16,394	4.45%	1,572,680	18,956	4.80%	1,720,791	23,553	5.51%
Total interest-earning assets (1), (2)	47,739,860	$648,346	5.49%	47,870,698	$677,634	5.63%	48,280,787	$685,207	5.69%
Goodwill and other intangible assets	1,501,590			1,528,431			1,619,134
Other assets	2,211,158			2,189,102			2,184,052
Total assets	$51,452,608			$51,588,231			$52,083,973
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$8,370,584	$46,632	2.26%	$8,562,817	$52,364	2.43%	$8,035,339	$51,378	2.57%
Money market deposits	11,603,140	68,719	2.40%	11,441,154	72,830	2.53%	10,612,073	72,497	2.75%
Savings deposits	2,350,459	574	0.10%	2,393,348	680	0.11%	2,688,360	715	0.11%
Time deposits	6,136,389	60,709	4.01%	5,848,516	63,163	4.30%	6,406,807	73,845	4.64%
Total interest-bearing deposits	28,460,572	176,634	2.52%	28,245,835	189,037	2.66%	27,742,579	198,435	2.88%
Repurchase agreements and federal funds purchased	215,962	974	1.83%	197,843	971	1.95%	231,667	1,266	2.20%
Borrowings	3,039,227	36,074	4.82%	3,076,087	39,912	5.16%	3,920,879	51,275	5.26%
Junior and other subordinated debentures	437,729	8,566	7.94%	419,607	9,290	8.81%	423,528	9,887	9.39%
Total interest-bearing liabilities	32,153,490	$222,248	2.80%	31,939,372	$239,210	2.98%	32,318,653	$260,863	3.25%
Non-interest-bearing deposits	13,238,678			13,569,118			13,841,582
Other liabilities	843,885			853,451			937,863
Total liabilities	46,236,053			46,361,941			47,098,098
Common equity	5,216,555			5,226,290			4,985,875
Total liabilities and shareholders' equity	$51,452,608			$51,588,231			$52,083,973
NET INTEREST INCOME (2)		$426,098			$438,424			$424,344
NET INTEREST SPREAD (2)			2.69%			2.65%			2.44%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.60%			3.64%			3.52%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income was adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.1 million for the three months ended March 31, 2025, as compared to $1.1 million for the three months ended December 31, 2024 and $982,000 for the three months ended March 31, 2024.

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$4,391	$4,519	$5,225	$3,452	$2,920	(3)%	50%
Servicing	5,855	5,947	6,012	5,952	6,021	(2)%	(3)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3,141)	(3,103)	(3,127)	(3,183)	(3,153)	1%	—%
Changes due to valuation inputs or assumptions	(983)	7,414	(6,540)	1,238	3,117	(113)%	(132)%
MSR hedge gain (loss)	3,212	(7,819)	5,098	(1,611)	(4,271)	nm	nm
Total	$9,334	$6,958	$6,668	$5,848	$4,634	34%	101%

Closed loan volume for-sale	$136,084	$175,046	$161,094	$140,875	$86,903	(22)%	57%
Gain on sale margin	3.23%	2.58%	3.24%	2.45%	3.36%	0.65	-0.13

Residential mortgage servicing rights:
Balance, beginning of period	$108,358	$101,919	$110,039	$110,444	$109,243	6%	(1)%
Additions for new MSR capitalized	1,429	2,128	1,547	1,540	1,237	(33)%	16%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3,141)	(3,103)	(3,127)	(3,183)	(3,153)	1%	—%
Changes due to valuation inputs or assumptions	(983)	7,414	(6,540)	1,238	3,117	(113)%	(132)%
Balance, end of period	$105,663	$108,358	$101,919	$110,039	$110,444	(2)%	(4)%

Residential mortgage loans serviced for others	$7,888,235	$7,939,445	$7,965,538	$8,120,046	$8,081,039	(1)%	(2)%
MSR as % of serviced portfolio	1.34%	1.36%	1.28%	1.36%	1.37%	(0.02)	(0.03)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Seq. Quarter	Year over Year
Total shareholders' equity	a	$5,237,809	$5,118,224	$5,273,828	$4,976,672	$4,957,245	2%	6%
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Less: Other intangible assets, net		456,269	484,248	513,303	542,358	571,588	(6)%	(20)%
Tangible common shareholders' equity	b	$3,752,306	$3,604,742	$3,731,291	$3,405,080	$3,356,423	4%	12%

Total assets	c	$51,519,266	$51,576,397	$51,908,599	$52,047,483	$52,224,006	—%	(1)%
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Less: Other intangible assets, net		456,269	484,248	513,303	542,358	571,588	(6)%	(20)%
Tangible assets	d	$50,033,763	$50,062,915	$50,366,062	$50,475,891	$50,623,184	—%	(1)%
Common shares outstanding at period end	e	210,112	209,536	209,532	209,459	209,370	—%	—%

Total shareholders' equity to total assets ratio	a / c	10.17%	9.92%	10.16%	9.56%	9.49%	0.25	0.68
Tangible common equity to tangible assets ratio	b / d	7.50%	7.20%	7.41%	6.75%	6.63%	0.30	0.87
Book value per common share	a / e	$24.93	$24.43	$25.17	$23.76	$23.68	2%	5%
Tangible book value per common share	b / e	$17.86	$17.20	$17.81	$16.26	$16.03	4%	11%

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain (loss) on sale of debt securities, net		$4	$10	$3	$(1)	$12	(60)%	(67)%
Gain (loss) on equity securities, net		1,702	(1,424)	2,272	325	(1,565)	nm	nm
(Loss) gain on swap derivatives		(1,494)	3,642	(3,596)	424	1,197	(141)%	(225)%
Change in fair value of certain loans held for investment		7,016	(7,355)	9,365	(10,114)	(2,372)	nm	nm
Change in fair value of MSR due to valuation inputs or assumptions		(983)	7,414	(6,540)	1,238	3,117	(113)%	(132)%
MSR hedge gain (loss)		3,212	(7,819)	5,098	(1,611)	(4,271)	nm	nm
Total non-interest income adjustments	a	$9,457	$(5,532)	$6,602	$(9,739)	$(3,882)	nm	nm

Non-Interest Expense Adjustments
Merger and restructuring expense		$14,379	$2,230	$2,364	$14,641	$4,478	nm	221%
Exit and disposal costs		661	872	631	1,218	1,272	(24)%	(48)%
FDIC special assessment		—	—	—	884	4,848	nm	(100)%
Legal settlement		55,000	—	—	—	—	nm	nm
Total non-interest expense adjustments	b	$70,040	$3,102	$2,995	$16,743	$10,598	nm	nm

Net interest income	c	$424,995	$437,373	$430,218	$427,449	$423,362	(3)%	—%

Non-interest income (GAAP)	d	$66,377	$49,747	$66,159	$44,703	$50,357	33%	32%
Less: Non-interest income adjustments	a	(9,457)	5,532	(6,602)	9,739	3,882	(271)%	(344)%
Operating non-interest income (non-GAAP)	e	$56,920	$55,279	$59,557	$54,442	$54,239	3%	5%

Revenue (GAAP)	f=c+d	$491,372	$487,120	$496,377	$472,152	$473,719	1%	4%
Operating revenue (non-GAAP)	g=c+e	$481,915	$492,652	$489,775	$481,891	$477,601	(2)%	1%

Non-interest expense (GAAP)	h	$340,122	$266,576	$271,358	$279,244	$287,516	28%	18%
Less: Non-interest expense adjustments	b	(70,040)	(3,102)	(2,995)	(16,743)	(10,598)	nm	nm
Operating non-interest expense (non-GAAP)	i	$270,082	$263,474	$268,363	$262,501	$276,918	3%	(2)%

Net income (GAAP)	j	$86,609	$143,269	$146,182	$120,144	$124,080	(40)%	(30)%
Provision for income taxes		37,238	49,076	50,068	40,944	44,987	(24)%	(17)%
Income before provision for income taxes		123,847	192,345	196,250	161,088	169,067	(36)%	(27)%
Provision for credit losses		27,403	28,199	28,769	31,820	17,136	(3)%	60%
Pre-provision net revenue (PPNR) (non-GAAP)	k	151,250	220,544	225,019	192,908	186,203	(31)%	(19)%
Less: Non-interest income adjustments	a	(9,457)	5,532	(6,602)	9,739	3,882	(271)%	(344)%
Add: Non-interest expense adjustments	b	70,040	3,102	2,995	16,743	10,598	nm	nm
Operating PPNR (non-GAAP)	l	$211,833	$229,178	$221,412	$219,390	$200,683	(8)%	6%

Net income (GAAP)	j	$86,609	$143,269	$146,182	$120,144	$124,080	(40)%	(30)%
Less: Non-interest income adjustments	a	(9,457)	5,532	(6,602)	9,739	3,882	(271)%	(344)%
Add: Non-interest expense adjustments	b	70,040	3,102	2,995	16,743	10,598	nm	nm
Tax effect of adjustments		(7,419)	(2,158)	902	(6,621)	(3,620)	244%	105%
Operating net income (non-GAAP)	m	$139,773	$149,745	$143,477	$140,005	$134,940	(7)%	4%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Seq. Quarter	Year over Year
Average assets	n	$51,452,608	$51,588,231	$52,009,017	$51,981,555	$52,083,973	—%	(1)%
Less: Average goodwill and other intangible assets, net		1,501,590	1,528,431	1,559,696	1,588,239	1,619,134	(2)%	(7)%
Average tangible assets	o	$49,951,018	$50,059,800	$50,449,321	$50,393,316	$50,464,839	—%	(1)%

Average common shareholders' equity	p	$5,216,555	$5,226,290	$5,118,592	$4,908,239	$4,985,875	0%	5%
Less: Average goodwill and other intangible assets, net		1,501,590	1,528,431	1,559,696	1,588,239	1,619,134	(2)%	(7)%
Average tangible common equity	q	$3,714,965	$3,697,859	$3,558,896	$3,320,000	$3,366,741	0%	10%

Weighted average basic shares outstanding	r	208,800	208,548	208,545	208,498	208,260	—%	—%
Weighted average diluted shares outstanding	s	210,023	209,889	209,454	209,011	208,956	—%	1%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$0.41	$0.69	$0.70	$0.58	$0.60	(41)%	(32)%
Earnings-per-share - diluted	j / s	$0.41	$0.68	$0.70	$0.57	$0.59	(40)%	(31)%
Efficiency ratio (1)	h / f	69.06%	54.61%	54.56%	59.02%	60.57%	14.45	8.49
Non-interest expense to average assets	h / n	2.68%	2.06%	2.08%	2.16%	2.22%	0.62	0.46
Return on average assets	j / n	0.68%	1.10%	1.12%	0.93%	0.96%	(0.42)	(0.28)
Return on average tangible assets	j / o	0.70%	1.14%	1.15%	0.96%	0.99%	(0.44)	(0.29)
PPNR return on average assets	k / n	1.19%	1.70%	1.72%	1.49%	1.44%	(0.51)	(0.25)
Return on average common equity	j / p	6.73%	10.91%	11.36%	9.85%	10.01%	(4.18)	(3.28)
Return on average tangible common equity	j / q	9.45%	15.41%	16.34%	14.55%	14.82%	(5.96)	(5.37)

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic	m / r	$0.67	$0.72	$0.69	$0.67	$0.65	(7)%	3%
Operating earnings-per-share - diluted	m / s	$0.67	$0.71	$0.69	$0.67	$0.65	(6)%	3%
Operating efficiency ratio, as adjusted (1)	u / y	55.11%	52.51%	53.89%	53.56%	56.97%	2.60	(1.86)
Operating non-interest expense to average assets	i / n	2.13%	2.03%	2.05%	2.03%	2.14%	0.10	(0.01)
Operating return on average assets	m / n	1.10%	1.15%	1.10%	1.08%	1.04%	(0.05)	0.06
Operating return on average tangible assets	m / o	1.13%	1.19%	1.13%	1.12%	1.08%	(0.06)	0.05
Operating PPNR return on average assets	l / n	1.67%	1.77%	1.69%	1.70%	1.55%	(0.10)	0.12
Operating return on average common equity	m / p	10.87%	11.40%	11.15%	11.47%	10.89%	(0.53)	(0.02)
Operating return on average tangible common equity	m / q	15.26%	16.11%	16.04%	16.96%	16.12%	(0.85)	(0.86)
(1) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Seq. Quarter	Year over Year
Non-interest expense (GAAP)	h	$340,122	$266,576	$271,358	$279,244	$287,516	28%	18%
Less: Non-interest expense adjustments	b	(70,040)	(3,102)	(2,995)	(16,743)	(10,598)	nm	nm
Operating non-interest expense (non-GAAP)	i	270,082	263,474	268,363	262,501	276,918	3%	(2)%
Less: B&O taxes	t	(3,150)	(3,495)	(3,248)	(3,183)	(3,223)	(10)%	(2)%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$266,932	$259,979	$265,115	$259,318	$273,695	3%	(2)%

Net interest income (tax equivalent) (1)	v	$426,098	$438,424	$431,184	$428,434	$424,344	(3)%	—%
Non-interest income (GAAP)	d	66,377	49,747	66,159	44,703	50,357	33%	32%
Add: BOLI tax equivalent adjustment (1)	w	1,362	1,390	1,248	1,291	1,809	(2)%	(25)%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	493,837	489,561	498,591	474,428	476,510	1%	4%
Less: Non-interest income adjustments	a	(9,457)	5,532	(6,602)	9,739	3,882	(271)%	(344)%
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$484,380	$495,093	$491,989	$484,167	$480,392	(2)%	1%

Efficiency ratio (1)	h / f	69.06%	54.61%	54.56%	59.02%	60.57%	14.45	8.49
Operating efficiency ratio, as adjusted (non-GAAP) (1)	u / y	55.11%	52.51%	53.89%	53.56%	56.97%	2.60	(1.86)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Seq. Quarter	Year over Year
Loans and leases interest income	a	$551,627	$571,613	$587,481	$582,246	$574,519	(3)%	(4)%
Less: Acquired loan accretion - rate related (2), (3)	b	21,371	22,188	21,963	24,942	23,482	(4)%	(9)%
Less: Acquired loan accretion - credit related (3)	c	3,561	4,313	4,127	4,835	5,119	(17)%	(30)%
Adjusted loans and leases interest income	d=a-b-c	$526,695	$545,112	$561,391	$552,469	$545,918	(3)%	(4)%

Taxable securities interest income	e	$71,480	$77,932	$78,755	$81,723	$78,724	(8)%	(9)%
Less: Acquired taxable securities accretion - rate related	f	25,729	36,980	35,359	40,120	31,527	(30)%	(18)%
Adjusted Taxable securities interest income	g=e-f	$45,751	$40,952	$43,396	$41,603	$47,197	12%	(3)%

Non-taxable securities interest income (1)	h	$7,910	$7,903	$7,821	$7,889	$7,886	—%	—%
Less: Acquired non-taxable securities accretion - rate related	i	2,233	2,274	2,241	2,256	2,270	(2)%	(2)%
Adjusted Taxable securities interest income (1)	j=h-i	$5,677	$5,629	$5,580	$5,633	$5,616	1%	1%

Interest income (1)	k	$648,346	$677,634	$699,862	$696,521	$685,207	(4)%	(5)%
Less: Acquired loan and securities accretion - rate related (3)	l=b+f+i	49,333	61,442	59,563	67,318	57,279	(20)%	(14)%
Less: Acquired loan accretion - credit related (3)	c	3,561	4,313	4,127	4,835	5,119	(17)%	(30)%
Adjusted interest income (1)	m=k-l-c	$595,452	$611,879	$636,172	$624,368	$622,809	(3)%	(4)%

Interest-bearing deposits interest expense	n	$176,634	$189,037	$208,027	$207,307	$198,435	(7)%	(11)%
Less: Acquired deposit accretion	o	—	—	—	—	—	nm	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$176,634	$189,037	$208,027	$207,307	$198,435	(7)%	(11)%

Interest expense	q	$222,248	$239,210	$268,678	$268,087	$260,863	(7)%	(15)%
Less: Acquired interest-bearing liabilities accretion (2)	r	(57)	(57)	(57)	(57)	(57)	—%	—%
Adjusted interest expense	s=q-r	$222,305	$239,267	$268,735	$268,144	$260,920	(7)%	(15)%

Net Interest Income (1)	t	$426,098	$438,424	$431,184	$428,434	$424,344	(3)%	—%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u=l-r	49,390	61,499	59,620	67,375	57,336	(20)%	(14)%
Less: Acquired loan accretion - credit related (3)	c	3,561	4,313	4,127	4,835	5,119	(17)%	(30)%
Adjusted net interest income (1)	v=t-u-c	$373,147	$372,612	$367,437	$356,224	$361,889	—%	3%

Average loans and leases	aa	37,678,820	37,538,617	37,543,561	37,663,396	37,597,101	—%	—%
Average taxable securities	ab	7,690,610	7,850,888	7,943,391	7,839,202	8,081,003	(2)%	(5)%
Average non-taxable securities	ac	817,392	831,021	828,362	825,030	851,342	(2)%	(4)%
Average interest-earning assets	ad	47,739,860	47,870,698	48,185,474	48,117,746	48,280,787	—%	(1)%
Average interest-bearing deposits	ae	28,460,572	28,245,835	28,019,046	28,041,156	27,742,579	1%	3%
Average interest-bearing liabilities	af	32,153,490	31,939,372	32,505,157	32,583,458	32,318,653	1%	(1)%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1)Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to the 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Seq. Quarter	Year over Year
Average yield on loans and leases	a / aa	5.92%	6.05%	6.22%	6.20%	6.13%	(0.13)	(0.21)
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.23%	0.24%	0.23%	0.27%	0.25%	(0.01)	(0.02)
Less: Acquired loan accretion - credit related (3)	c / aa	0.04%	0.05%	0.04%	0.05%	0.05%	(0.01)	(0.01)
Adjusted average yield on loans and leases	d / aa	5.65%	5.76%	5.95%	5.88%	5.83%	(0.11)	(0.18)

Average yield on taxable securities	e / ab	3.72%	3.97%	3.97%	4.17%	3.90%	(0.25)	(0.18)
Less: Acquired taxable securities accretion - rate related	f / ab	1.36%	1.87%	1.77%	2.06%	1.57%	(0.51)	(0.21)
Adjusted average yield on taxable securities	g / ab	2.36%	2.10%	2.20%	2.11%	2.33%	0.26	0.03

Average yield on non-taxable securities (1)	h / ac	3.87%	3.80%	3.78%	3.82%	3.71%	0.07	0.16
Less: Acquired non-taxable securities accretion - rate related	i / ac	1.11%	1.09%	1.08%	1.10%	1.07%	0.02	0.04
Adjusted yield on non-taxable securities (1)	j / ac	2.76%	2.71%	2.70%	2.72%	2.64%	0.05	0.12

Average yield on interest-earning assets (1)	k / ad	5.49%	5.63%	5.78%	5.80%	5.69%	(0.14)	(0.20)
Less: Acquired loan and securities accretion - rate related (3)	l / ad	0.42%	0.51%	0.49%	0.56%	0.48%	(0.09)	(0.06)
Less: Acquired loan accretion - credit related (3)	c / ad	0.03%	0.03%	0.04%	0.04%	0.04%	—	(0.01)
Adjusted average yield on interest-earning assets (1)	m / ad	5.04%	5.09%	5.25%	5.20%	5.17%	(0.05)	(0.13)

Average rate on interest-bearing deposits	n / ae	2.52%	2.66%	2.95%	2.97%	2.88%	(0.14)	(0.36)
Less: Acquired deposit accretion	o / ae	—%	—%	—%	—%	—%	—	—
Adjusted average rate on interest-bearing deposits	p / ae	2.52%	2.66%	2.95%	2.97%	2.88%	(0.14)	(0.36)

Average rate on interest-bearing liabilities	q / af	2.80%	2.98%	3.29%	3.31%	3.25%	(0.18)	(0.45)
Less: Acquired interest-bearing liabilities accretion (2)	r / af	—%	—%	—%	—%	—%	—	—
Adjusted average rate on interest-bearing liabilities	s / af	2.80%	2.98%	3.29%	3.31%	3.25%	(0.18)	(0.45)

Net interest margin (1)	t / ad	3.60%	3.64%	3.56%	3.56%	3.52%	(0.04)	0.08
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u / ad	0.42%	0.51%	0.49%	0.56%	0.48%	(0.09)	(0.06)
Less: Acquired loan accretion - credit related (3)	c / ad	0.03%	0.03%	0.04%	0.04%	0.04%	—	(0.01)
Adjusted net interest margin (1)	v / ad	3.15%	3.10%	3.03%	2.96%	3.00%	0.05	0.15

(1)Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to the 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

FORWARD-LOOKING STATEMENTS

This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed business combination transaction between Columbia Banking System, Inc. (“Columbia”) and Pacific Premier Bancorp, Inc. (“Pacific Premier”) (the “Transaction”), the plans, objectives, expectations and intentions of Columbia and Pacific Premier, the expected timing of completion of the Transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “believe,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Although there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements or historical performance: changes in general economic, political, or industry conditions, and in conditions impacting the banking industry specifically; uncertainty in U.S. fiscal, monetary and trade policy, including the interest rate policies of the Federal Reserve Board or the effects of any declines in housing and commercial real estate prices, high or increasing unemployment rates, continued or renewed inflation, the impact of proposed or imposed tariffs by the U.S. government or retaliatory tariffs proposed or imposed by U.S. trading partners that could have an adverse impact on customers or any recession or slowdown in economic growth particularly in the western United States; volatility and disruptions in global capital and credit markets; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources, including impacts on prepayment speeds; competitive pressures among financial institutions and nontraditional providers of financial services, including on product pricing and services; concentrations within Columbia’s or Pacific Premier’s loan portfolio (including commercial real estate loans), large loans to certain borrowers, and large deposits from certain clients; the success, impact, and timing of Columbia’s and Pacific Premier’s respective business strategies, including market acceptance of any new products or services and Columbia’s and Pacific Premier’s ability to successfully implement efficiency and operational excellence initiatives; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; changes in laws or regulations; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement to which Columbia and Pacific Premier are parties; the outcome of any legal proceedings that may be instituted against Columbia or Pacific Premier; delays in completing the Transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); the failure to obtain shareholder or stockholder approvals, as applicable, or to satisfy any of the other conditions to the closing of the Transaction on a timely basis or at all; changes in Columbia’s or Pacific Premier’s share price before closing, including as a result of the financial performance of the other party prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; the possibility that the anticipated benefits of the Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Columbia and Pacific Premier do business; certain restrictions during the pendency of the proposed Transaction that may impact the parties’ ability to pursue certain business opportunities or strategic Transactions; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transaction; the ability to complete the Transaction and integration of Columbia and Pacific Premier promptly and successfully; the dilution caused by Columbia’s issuance of additional shares of its capital stock in connection with the Transaction; and other factors that may affect the future results of Columbia and Pacific Premier. Additional factors that could cause results to differ materially from those described above can be found in Columbia’s Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the Securities and Exchange Commission (the “SEC”) (available here) and available on Columbia’s investor relations website, www.columbiabankingsystem.com, under the heading “SEC Filings,” and in other documents Columbia files with the SEC, and in Pacific Premier’s Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the SEC (available here) and available on Pacific Premier’s website, www.investors.ppbi.com, under the heading “SEC Filings” and in other documents Pacific Premier files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Columbia nor Pacific Premier assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Columbia Banking System, Inc. Reports First Quarter 2025 Results
April 23, 2025

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed Transaction, Columbia will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Columbia and Pacific Premier and a Prospectus of Columbia, as well as other relevant documents concerning the Transaction. Certain matters in respect of the Transaction involving Columbia and Pacific Premier will be submitted to Columbia’s and Pacific Premier’s shareholders or stockholders, as applicable, for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS, COLUMBIA SHAREHOLDERS AND PACIFIC PREMIER STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders or stockholders, as applicable, will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about the Transaction, Columbia and Pacific Premier, without charge, at the SEC’s website, www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Columbia Banking System, Inc., Attention: Investor Relations, 1301 A Street, Tacoma, WA 98402-4200, (503) 727-4100 or to Pacific Premier Bancorp, Inc., Attention: Corporate Secretary, 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614, (949) 864-8000.

PARTICIPANTS IN THE SOLICITATION

Columbia, Pacific Premier, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Columbia shareholders or Pacific Premier stockholders in connection with the Transaction under the rules of the SEC. Information regarding Columbia’s directors and executive officers is available in the sections entitled “Directors, Executive Officers and Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in Columbia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 25, 2025 (available here); in the sections entitled “Board Structure and Compensation,” “Compensation Discussion and Analysis,” “Compensation Tables,” “Information about Executive Officers,” “Beneficial Ownership of Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Columbia’s definitive proxy statement relating to its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2025 (available here); and other documents filed by Columbia with the SEC. Information regarding Pacific Premier’s directors and executive officers is available in the sections entitled “Directors, Executive Officers and Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in Pacific Premier’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 28, 2025 (available here); in the sections entitled “Compensation of Non-Employee Directors,” “Security Ownership of Directors and Executive Officers,” “Certain Relationships and Related Transactions,” “Summary Compensation Table,” “Employment Agreements, Salary Continuation Plans, Severance, and Change-in-Control Payments,” and “Summary of Potential Termination Payments” in Pacific Premier’s definitive proxy statement relating to its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2025 (available here); and other documents filed by Pacific Premier with the SEC. To the extent holdings of Columbia common stock by the directors and executive officers of Columbia or holdings of Pacific Premier common stock by directors and executive officers of Pacific Premier have changed from the amounts held by such persons as reflected in the documents described above, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus relating to the Transaction. Free copies of this document may be obtained as described in the preceding paragraph.